Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Heritage Bankshares, Inc.

We consent to the incorporation by reference in registration statement No. 333-112214 on Form S-8 of Heritage Bankshares, Inc. of our report dated May 14, 2009, with respect to the consolidated balance sheets of Heritage Bankshares, Inc. and subsidiary as of December 31, 2008 and 2007, and the related consolidated statements of income, stockholders’ equity, and cash flows for the year then ended, which report appears in this amendment to annual report on Form 10-K/A (Amendment No. 1).

/s/ Elliott Davis LLC
Elliott Davis LLC

Galax, Virginia

May 14, 2009

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